FOCUS FUNDS SERIES

BY-LAWS

These By-Laws are adopted pursuant to the Declaration of Trust establishing FOCUS FUNDS SERIES dated February 19, 2016, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. An annual meeting of the Shareholders of the Trust, which may be held on such date and at such hour as may from time to time be designated by the Board of Trustees and stated in the notice of such meeting, is not required to be held unless certain actions must be taken by the Shareholders as set forth in Section 1 of Article VI of the Declaration, or except when the Trustees consider it necessary or desirable.

Section 2. Chairman. The President of the Trust shall act as chairman at all meetings of the Shareholders and, in his absence, the Trustee or Trustees present at the meeting may elect a temporary chairman for the meeting, who may be one of themselves or an officer of the Trust.

Section 3. Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each Shareholder shall be entitled to a vote proportionate to his Shares in the Trust, all as provided in Article VI of the Declaration. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

Section 4. Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, or who are entitled to participate in any distributions, or for any other proper purpose, the Trustees may from time to time fix a record date in the manner provided in Section 3 of Article VI of the Declaration. If the Trustees do not, prior to any meeting of the Shareholders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

Section 5. Inspectors of Election. In advance of any meeting of the Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of the Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a vote of majority of Shares shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Shares owned by Shareholders, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

ARTICLE II

TRUSTEES

Section 1. Annual and Regular Meetings. The Trustees shall hold an Annual Meeting of the Trustees for the election of officers and the transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held without call or notice at such places and times as the Trustees may by resolution provide from time to time. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting, provided that a Trustee may not participate in a meeting by means of a conference telephone or similar communications equipment if the purpose of the meeting is to approve the Trust's investment advisory contract and/or to approve the selection of the Trust's auditors, or if participation in such a manner would otherwise violate the 1940 Act or other applicable laws. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Notwithstanding the preceding sentence, no action may be taken by the Trustees pursuant to a written consent with respect to the approval of the Trust's investment advisory contract, the approval of the selection of the Trust's auditors, or any action required by the 1940 Act or other applicable laws to be taken at a meeting of the Trustees to be held in person.

Section 2. Special Meetings. Special Meetings of the Trustees shall be held upon the call of the chairman, the President, the Secretary, or any two Trustees, at such time, on such day and at such Place, as shall be designated in the notice of the meeting.

Section 3. Notice. Notice of a meeting shall be given by mail (which term shall include overnight mail) or by telegram (which term shall include a cablegram or telephone facsimile) or delivered personally (which term shall include notice by telephone). If notice is given by mail, it shall be mailed not later than 72 hours preceding the meeting and if given by telegram or personally, such notice shall be delivered not later than 24 hours preceding the meeting. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 4. Quorum and Manner of Acting. A majority of the Trustees shall be present at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

Section 5. Chairman; Records. The Trustees shall appoint a Chairman of the Board from among their number. Such Chairman of the Board shall act as chairman at all meetings of the Trustees, and in his absence, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.

Section 6. Audit Committee Financial Expert. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members an Audit Committee Financial Expert who is not an "Interested Person" of the Trust as defined in the 1940 Act, as the Board may from time to time determine. The Audit Committee Financial Expert shall (a) recommend independent public accountants for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Trust's accounting staff with the independent public accountants and such other persons as may be deemed appropriate, (c) review with the accounting staff and the independent public accountants the compliance of transactions of the Trust with its investment adviser, administrator or any other service provider with the financial terms of applicable contracts or agreements, (d) review reports of the independent public accountants and comment to the Board when warranted, (e) report to the Board at least once each year and at such other times as the Audit Committee Financial Expert deems desirable, and (f) be directly available at all times to independent public accountants and responsible officers of the Trust for consultation on audit, accounting and related financial matters.

Section 7. Nominating Committee of Trustees. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members a Trustee Nominating Committee composed of two or more Trustees. The Trustee Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as Trustees by the Shareholders at a meeting of the Shareholders and a person to be appointed to fill any vacancy occurring for any reason in the Board. Notwithstanding anything in this Section to the contrary, if the Trust has a plan in effect pursuant to Rule 12b-1 under the 1940 Act, the selection and nomination of those Trustees who are not "Interested Persons" shall be committed to the discretion of such Disinterested Trustees.

Section 8. Executive Committee. The Board of Trustees may appoint from its members an Executive Committee composed of those Trustees as the Board may from time to time determine, of which committee the Chairman of the Board shall be a member. In the intervals between meetings of the Board, the Executive Committee shall have the power of the Board to (a) determine the value of securities and assets owned by the Trust, (b) elect or appoint officers of the Trust to serve until the next meeting of the Board, and (c) take such action as may be necessary to manage the portfolio security business of the Trust. All action by the Executive Committee shall be recorded and reported to the Board at its next meeting succeeding such action.

Section 9. Other Committees: The Board of Trustees may appoint from among its members other committees or officers composed of one or more of its Trustees which shall have such powers as may be delegated or authorized by the resolution appointing them. A lead Independent Trustee who chairs meetings or executive sessions of the Independent Trustees, reviews and comments on Board meeting agendas and facilitates communication among the Independent Trustees, and management. This is appropriate in light of the services that the Adviser and its affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships. The Board of Trustees may appoint a Chief Compliance Officer who stays fully informed regarding management decisions. Considering the size of the Series and its shareholder base, the Trustees have determined that an interested Chairman balanced by an independent Compliance Officer is the appropriate leadership structure for the Board of Trustees.

Section 10. Committee Procedures. The Board of Trustees may at any time change the members of any committee, fill vacancies or discharge any committee. Each committee may fix its own rules of procedure and may meet as, and when, provided by those rules. Copies of the minutes of all meetings of committees other than the Nominating Committee and the Executive Committee shall be distributed to the Board unless the Board shall otherwise provide.

ARTICLE III

OFFICERS

Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2. Election and Tenure. The Trustees shall elect the President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. The Trustees may fill any vacant office or add any additional officers at any time. Two or more offices may be held by a single person.

Section 3. Removal of Officers. Any officer may be removed at any time with or without cause, by action of a majority of the Trustees. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the President or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

Section 4. Bonds and Surety. The Trustees may require any officer or employee of the Trust, who singly or jointly with others has access to the securities or funds of the Trust, to be bonded against larceny and embezzlement by a reputable fidelity insurance company. The Trustees shall determine the form and amount of each such bond in compliance with the requirements of the 1940 Act and the rules, regulations or orders of the Securities and Exchange Commission.

Section 5. President and Vice-Presidents. The President shall be the chief executive officer of the Trust, and subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. The President shall preside at all meetings of the Shareholders. Subject to direction of the Trustees, the President shall have the power, in the name and on behalf of the Trust, to execute any and all contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank or the Vice-President designated by the Trustees, shall perform all of the duties of President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President, the Treasurer and each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all contracts, agreements, deeds, mortgages and other instruments in writing, and in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or the President.

Section 6. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and any committees of Trustees. In the absence or disability of the Secretary, the President or Trustees or committee may appoint any other person to keep the minutes of a meeting and record votes. The Secretary shall attest the signature or signatures of the officer or officers executing any instrument on behalf of the Trust. He shall have the custody of the seal of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware corporation, and shall have such other authorities and duties as the Trustees or President shall from time to time determine.

Section 7. Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and the President all powers and duties normally incident to his office. He may endorse for deposit or collection of all notes, checks and other instruments payable to the Trust or to its order. He shall deposit all funds of the Trust as may be ordered by the Trustees or President. He shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust and which, together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. He shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser or administrator to maintain bank accounts and to deposit and disburse funds on behalf of the Trust.

Section 8. Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.

ARTICLE IV

SHARES OF BENEFICIAL INTEREST

Section 1. Share Certificate. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize.  The Trustees may issue certificates to a Shareholder for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificates shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President, or by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, or by a transfer or shareholder services agent or a registrar, of the Trust.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

Section 2.  Loss of Certificate. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated. The Trustees or an officer of the Trust may, in their or his discretion, require the owner of such certificate or his legal representative to give bond with sufficient surety to the Trust to indemnify it against any loss or claim which may arise or expense which may be incurred by reason of the issuance of a new certificate.

Section 3.  Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares of the Trust.

Section 4. Fixing of Record Dates and Closing of Transfer Books.  The Trustees may fix, in advance, a date as the record date for the purpose of determining Shareholders entitled to vote at any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or the allotment of any rights, or Shareholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of Shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken.  In lieu of fixing a record date, the Trustees may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed or a record date is fixed for the purpose of determining Shareholders entitled to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such action.

ARTICLE V

RESTRICTIONS ON TRANSACTIONS AND INVESTMENTS

Section 1. Restrictions on Agency Transactions. No Affiliated Person of the Trust, as defined in the 1940 Act, shall, except as permitted by the 1940 Act or the rules, regulations or orders of the Securities and Exchange Commission thereunder, (i) acting as agent, accept from any source any compensation for the purchase or sale of any property or securities of the Trust or its affiliates, or (ii) acting as a broker, in connection with the purchase or sale of securities for the Trust or its affiliates, receive from any source a commission, fee or other remuneration for effecting such transaction.

Section 2. Restrictions on Principal Transactions. No Affiliated Person of the Trust, as defined in the 1940 Act, shall, except as permitted by the 1940 Act or the rules, regulations or orders of the Securities and Exchange Commission thereunder, (i) sell any security or other property to the Trust or its affiliates, except Shares of the Trust or securities of which such Person is the issuer and which are part of a general offering to the holders of a class of its securities,  (ii) purchase from the Trust or its affiliates any security or property except Shares of the Trust, or (iii) borrow money or other property from the Trust or its affiliates.

ARTICLE VI

AMENDMENT OF BY-LAWS

Section 1. Amendment and Repeal of By-Laws. In accordance with Article II of the Declaration of Trust, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new

By-Laws at any time. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, the Delaware Business Trust Act, the 1940 Act or applicable federal securities laws.

Section 2. No Personal Liability. The Declaration of Trust establishing FOCUS FUNDS SERIES provides that the name FOCUS FUNDS SERIES does not refer to the Trustees as individuals or personally, and no Trustee, officer, employee or agent, or Shareholder of FOCUS FUNDS SERIES shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim in connection with the affairs of FOCUS FUNDS SERIES.

ARTICLE VII

SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time determine.

Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument, or other paper executed by or on behalf of the Trust.

ARTICLE VIII

MISCELLANEOUS

Section 1. Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution or authorization provide.

Section 2. Fiscal Year. The fiscal year of the Trust shall end on December 31st of each year, subject, however, to change from time to time by the Board of Trustees.